As filed with the Securities and Exchange Commission on August 26, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MaxCyte, Inc.

(Exact name of registrant as specified in its charter)

Delaware	52-2210438
(State or other jurisdiction of	(IRS employer
incorporation or organization)	identification number)

9713 Key West Avenue, Suite 400
Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

MaxCyte, Inc. 2022 Equity Incentive Plan

MaxCyte, Inc. 2021 Employee Stock Purchase Plan

(Full titles of the plans)

Maher Masoud

President and Chief Executive Officer

MaxCyte, Inc.

9713 Key West Avenue, Suite 400

Rockville, Maryland 20850

(301) 944-1700

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

David Sandoval	Asher Rubin
Senior VP and General Counsel	Sidley Austin LLP
MaxCyte, Inc.	2850 Quarry Lake Drive, Suite 301
9713 Key West Avenue, Suite 400	Baltimore, Maryland 21209
Rockville, Maryland 20850	(410) 559-2881
(301) 944-1700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Smaller reporting company	☒
Non-accelerated filer	☒	Accelerated filer	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering: (i) an additional 11,319,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of MaxCyte, Inc., a Delaware corporation (the “Registrant”), to be issued pursuant to the MaxCyte, Inc. 2022 Equity Incentive Plan, as amended (the “2022 EIP”), which shares of Common Stock are in addition to the shares of Common Stock registered on the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 14, 2022 (File No. 333-266133) and (ii) an additional 3,120,706 shares of Common Stock to be issued pursuant to the MaxCyte, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP,” and the 2022 EIP and the 2021 ESPP, together, the “Plans”), which shares of Common Stock are in addition to the shares of Common Stock registered on the Registrant’s Registration Statement on Form S-8 filed with the Commission on July 14, 2022 (File No. 333-266133). The Registrant’s prior Registration Statement on Form S-8, which is referenced in the preceding sentence is referred to as the “Prior Registration Statement ..”

The Prior Registration Statement is currently effective. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except for Items 3 and 8, which are being updated by this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference under this Registration Statement pursuant to Item 3 of Part II of the Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 of Part I is included in documents that will be delivered to participants in the Plans pursuant to Rule 428(b) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 11, 2025;

2.	The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025;

3.	The Registrant’s Current Reports on Form 8-K (except for the information furnished under Items 2.02 and 7.01 therein), filed with the Commission on June 18, 2025, June 25,2025 and August 11, 2025;

4.	The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-40674), filed with the Commission on July 27, 2021, under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 22, 2022; and

5.	All documents, reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The exhibits to this Registration Statement are listed below:

Exhibit Number	Exhibit Description

4.1	Fifteenth Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-257810), filed with the Commission on July 26, 2021).

4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40674), filed with the Commission on August 4, 2021).

5.1*	Opinion of Sidley Austin LLP

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Sidley Austin LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

99.1	MaxCyte, Inc. 2022 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40674), filed with the Commission on June 18, 2025).

99.2	MaxCyte, Inc. 2021 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-266133), filed with the Commission on June 14, 2022).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockville, Maryland, on August 26, 2025.

MaxCyte, Inc.

By:	/s/ Maher Masoud
Name:	Maher Masoud
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Maher Masoud, Douglas Swirsky and David Sandoval and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Maher Masoud	President, Chief Executive Officer and Director
Maher Masoud	(Principal Executive Officer)	August 26, 2025

/s/ Douglas Swirsky	Chief Financial Officer
Douglas Swirsky	(Principal Financial Officer and Principal Accounting Officer)	August 26, 2025

/s/ Richard Douglas
Richard Douglas, PhD	Chairman of the Board	August 26, 2025

/s/ Yasir Al-Wakeel
Yasir Al-Wakeel, BM BCh	Director	August 26, 2025

/s/ Patrick Balthrop
Patrick Balthrop, Sr.	Director	August 26, 2025

/s/ Will Brooke
Will Brooke	Director	August 26, 2025

/s/ Cynthia Collins
Cynthia Collins	Director	August 26, 2025

/s/ Stanley C. Erck
Stanley C. Erck	Director	August 26, 2025

/s/ Rekha Hemrajani
Rekha Hemrajani	Director	August 26, 2025

/s/ John Johnston
John Johnston	Director	August 26, 2025